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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

The Board of Directors and Shareholders
TranSwitch Corporation:

We consent to incorporation by reference in the registration statements of TranSwitch Corporation and subsidiaries on Form S-3 (Nos. 333-69005 and 333-40897) and Form S-8 (Nos. 333-75800, 333-70344, 333-44032, 333-83187,
33-94234 and 333-89798) of our report dated January 16, 2003, except for note 17 which is as of March 4, 2003, relating to the consolidated balance sheets of TranSwitch Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2002, and the related schedule, which report appears in the December 31, 2002 annual report on Form 10-K of TranSwitch Corporation and subsidiaries. Our report refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Tangible Assets", during 2002.

/s/ KPMG LLP

Stamford, Connecticut
March 17, 2003